28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com
Contact:
Noel R. Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Announces Third Quarter 2007 Results
Impairment Charge of $13.8 Million Results in Net Loss of $0.05 per Share
Warren, Mich., November 6, 2007 — Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced third quarter 2007 results, highlighted by 12.2 percent growth in cash collections and a 19.6 percent increase in account representative productivity, compared to the year-ago period.
Asset Acceptance reported cash collections of $90.7 million in the third quarter ended September 30, 2007, versus cash collections of $80.9 million in the year-ago period. For the nine-month period ended September 30, 2007, cash collections grew 8.5 percent to $282.0 million, compared to $259.9 million in the prior-year nine-month period.
Total revenues declined 11.1 percent to $52.6 million for the third quarter ended September 30, 2007, compared to revenues of $59.2 million in the year ago period. Third quarter purchased receivable revenue declined 12.8 percent to $52.0 million, down from $59.7 million in the third quarter 2006. The year-over-year decline in purchased receivable revenue was principally due to a net impairment charge on purchased receivables of $13.8 million or $0.28 per fully diluted share after taxes, incurred during the third quarter 2007, in line with the range of $13.0-$15.0 million provided when the Company announced its preliminary results for the quarter on October 25, 2007. The Company reported a net loss in the third quarter 2007 of $1.7 million, or $0.05 per share, compared to net income of $10.7 million, or $0.29 per share in the third quarter 2006, also in line with the range provided by the Company in its preliminary results for the quarter.
Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), increased to $39.9 million in the third quarter of 2007, up 4.6 percent compared to the year-ago period. For the nine-month period ended September 30, 2007, Adjusted EBITDA grew to $131.3 million, an increase of 5.0 percent when compared to the same nine-month period in 2006. Please refer to the table on page six, which reconciles net income (loss) according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.
“As we discussed in late October, our third quarter results were impacted by a sizeable impairment to purchased receivable revenue which we incurred following a comprehensive review of our collections forecasts and related models,” said Brad Bradley, Chairman, President and CEO of Asset Acceptance Capital Corp.

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“We are hopeful that when we look back six to twelve months from now, the review that we undertook in the quarter and the subsequent changes we made in forecasting cash collections will have reduced the magnitude of the impairments recognized and the resulting volatility in revenue and earnings.”
“Despite the near-term impact of the significant impairment charge on our third quarter operating results, we believe several of the key fundamentals of our business remain strong,” said Bradley. “Each of our primary collections channels — traditional, legal and agency — has generated considerable year-to-date collections growth when compared to the first nine-months of 2006. While ongoing improvements in account representative productivity have been essential to collections growth in recent quarters, I am also encouraged by the potential long-term returns we stand to generate from our increased investment in an expanded and accelerated legal collections strategy, as recently detailed on our preliminary results conference call.”
Bradley continued: “Purchasing remained solid during the third quarter, on pace with the first two quarters of 2007. Supply conditions remain favorable, while portfolio prices have, in certain circumstances, moderated in recent months. As we look ahead to the remainder of the year, we remain focused on identifying appropriately priced consumer receivables from a wide range of traditional and non-traditional asset classes.”
In April 2007, the Company announced a plan to return $150 million to shareholders which was completed through the combination of a Dutch auction tender offer, and in the third quarter, a special one-time cash dividend of $2.45 per share.
Commenting on the payment of the special one-time cash dividend to shareholders, Bradley stated, “The strength of our capital structure and our confidence in the future prospects for Asset Acceptance prompted our board of directors to declare the special one-time cash dividend earlier this year. As before, we look forward to using our available liquidity in a disciplined manner, supported by ongoing efforts to capitalize on further investment in well-priced consumer receivables and other strategic opportunities, as they arise.”
The significant asset impairments incurred from the 2004 and 2005 vintage years, which resulted from the Company’s revisions to its collection forecasts, negatively impacted purchased receivable revenues in the period. The amortization rate, or the difference between cash collections and revenue, increased from 26.2 percent in the third quarter 2006 to 42.7 percent in the third quarter 2007, or said another way, resulted in a lower proportion of cash collections being recognized as revenue in the most recent third quarter. Moreover, the overall monthly weighted average yield is down more than 170 basis points versus the year ago period which reflects the higher price paid for portfolios in recent years.

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The Company provided the following details regarding purchased receivable revenues:

	Three months ended September 30, 2007
Year of			Amortization		Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate		Yield(1)		Impairments	Collections
2001 and prior	$8,393,785	$8,394,658	N/M	%	N/M	%	$—	$8,394,566
2002	9,216,465	7,312,716	20.7		56.35		(46,600)	5,979,643
2003	13,745,208	9,309,806	32.3		18.08		159,300	3,703,211
2004	11,542,711	6,251,686	45.8		5.48		2,599,000	667,356
2005	11,977,322	(1,942,723)	116.2		(1.07)		11,124,000	25,776
2006	25,166,089	17,032,583	32.3		5.22		5,300	2,490,130
2007	10,706,862	5,675,808	47.0		2.72		—	34,152

Totals	$90,748,442	$52,034,534	42.7		5.81		$13,841,000	$21,294,834

	Three months ended September 30, 2006
Year of			Amortization	Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate	Yield(1)		Impairments	Collections
2001 and prior	$11,494,310	$10,536,246	8.3%	N/M	%	$39,600	$10,089,294
2002	12,478,220	8,378,376	32.9	15.79		1,073,000	2,869,683
2003	17,930,191	10,631,554	40.7	9.77		3,779,300	2,205,208
2004	14,082,668	10,504,764	25.4	6.29		1,406,100	610,756
2005	14,210,640	12,316,639	13.3	4.95		(18,300)	54,328
2006	10,718,762	7,323,905	31.7	4.88		—	—
2007	N/A	N/A	N/A	N/A		N/A	N/A

Totals	$80,914,791	$59,691,484	26.2	8.15		$6,279,700	$15,829,269

(1)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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	Nine months ended September 30, 2007
Year of			Amortization		Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate		Yield(1)		Impairments	Collections
2001 and prior	$29,075,495	$29,086,944	N/M	%	N/M	%	$—	$29,007,614
2002	31,648,465	22,873,676	27.7		35.58		162,500	15,837,621
2003	46,176,202	31,082,260	32.7		15.54		1,783,600	9,739,961
2004	38,397,854	22,901,860	40.4		5.89		7,074,800	2,267,638
2005	40,451,981	17,478,570	56.8		2.79		13,803,000	56,004
2006	77,889,306	51,002,054	34.5		4.79		633,300	4,954,577
2007	18,394,510	9,906,102	46.1		1.76		—	54,203

Totals	$282,033,813	$184,331,466	34.6		6.34		$23,457,200	$61,917,618

	Nine months ended September 30, 2006
Year of			Amortization	Monthly		Net	Zero Basis
Purchase	Collections	Revenue	Rate	Yield(1)		Impairments	Collections
2001 and prior	$39,594,642	$35,161,140	11.2%	N/M	%	$372,600	$31,845,068
2002	43,238,170	30,704,954	29.0	15.30		1,488,500	8,182,087
2003	62,673,171	43,009,354	31.4	11.01		6,519,300	7,833,034
2004	49,091,169	35,830,773	27.0	6.57		1,392,100	1,805,777
2005	46,549,236	33,656,605	27.7	4.23		4,658,700	66,198
2006	18,768,243	12,536,760	33.2	3.08		—	—
2007	N/A	N/A	N/A	N/A		N/A	N/A

Totals	$259,914,631	$190,899,586	26.6	8.07		$14,431,200	$49,732,164

(1)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.
During the third quarter 2007, the Company invested $35.3 million to purchase charged-off consumer debt portfolios with a face value of $1.9 billion, representing a blended rate of 1.90 percent of face value. This compares to the prior-year third quarter, when the Company invested $27.1 million to purchase consumer debt portfolios with a face value of $767.0 million, representing a blended rate of 3.54 percent of face value. All purchase data is adjusted for buybacks.
“Our investment in purchased receivables during the third quarter increased by more than 30 percent compared to the year-ago period,” said Bradley. “Additionally, for the nine-month period ended September 30, 2007, our investments in purchased receivables grew by nearly $40 million when compared to the same period in 2006, an increase of more than 50 percent.”
Third Quarter 2007: Key Financial Highlights
•	Cash collections increased 12.2 percent to $90.7 million in the third quarter 2007, versus $80.9 million in the prior year third quarter.

•	Total revenues declined 11.1 percent to $52.6 million in the third quarter 2007, versus $59.2 million in the prior year third quarter.

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•	Total operating expenses were $52.2 million, or 57.4 percent, of cash collections in the third quarter 2007. This compares with operating expenses of $42.9 million, or 53.0 percent of cash collections during the same period in 2006. Collections expense, a line item within total operating expense, increased 35.3 percent to $26.2 million in the third quarter 2007, largely the result of the Company’s expanded and accelerated legal collections strategy.

•	The Company reported a net loss of $1.7 million in the third quarter 2007, versus net income of $10.7 million in the prior year third quarter. Asset Acceptance reported a net loss of $0.05 per fully diluted share in the third quarter 2007, compared with net income per fully diluted share of $0.29 in the prior year quarter.

•	Traditional call center collections in the third quarter of 2007 were $41.0 million, an increase of 10.2 percent from the same period in 2006. Traditional call center collections were 45.2 percent of total cash collections in the third quarter, versus 46.0 percent in the same period of 2006.

•	Legal collections in the third quarter of 2007 were $36.6 million, an increase of 8.7 percent from the same period in 2006. Legal collections were 40.4 percent of total cash collections in the third quarter, versus 41.6 percent in the same period of 2006.

•	Other collections in the third quarter of 2007, including forwarding, bankruptcy and probate collections, were $13.1 million, an increase of 31.0 percent from the year-ago period. Other collections were 14.4 percent of total cash collections in the third quarter, versus 12.4 percent in the same period of 2006.

•	Quarterly account representative productivity on a full-time equivalent basis was $45,549 in the third quarter 2007, an increase of 19.6 percent from the same period in 2006.

•	Asset Acceptance collected on purchases made from credit card issuers, retailers, finance companies, utilities, healthcare providers and other credit originators during the third quarter of 2007, and continues to maintain a diverse mix of asset types in its consumer debt portfolios.
Mark Redman, Senior Vice President-Finance and CFO of Asset Acceptance Capital Corp., concluded: “Although our third quarter revenues were negatively impacted by the sizeable asset impairment charge incurred, resulting in a significantly higher amortization rate when compared to the same quarter of 2006, our core collection metrics were strong. When compared to the third quarter 2006, cash collections grew by more than 12 percent and account representative productivity increased nearly 20 percent.”
“Overall operating expenses as a percentage of cash collections during the period increased at a greater rate than our cash collections. Part of the increase in operating expenses is explained by the investment in the legal process with the expected benefit of increasing future cash collections; however, we need to continue to challenge how we spend our resources in our effort to maximize cash collections. We have begun to make progress in improving

Asset Acceptance Third Quarter 2007 Results
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efficiency in some areas. For example, closing two of our call centers will help us better manage our occupancy costs, but we need to continue to manage efficiencies in all areas of the business. I believe that some of the projects currently underway will help us to drive to a more efficient collection process.”
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Unaudited)
The Company provided the following table which reconciles GAAP net income (loss), as reported, to Adjusted EBITDA. The Company indicated the measure “Adjusted EBITDA” is the basis for its management bonus program and a similar computation is used in the credit agreement’s financial covenants. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders and for other uses. Adjusted EBITDA, which is a non GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income (loss) prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	3 months ended September 30,		9 months ended September 30,
	2007	2006	2007	2006
Net income (loss)	$(1,675,499)	$10,700,818	$16,454,919	$35,709,759
Add: interest income and expense (net), income taxes, depreciation	3,191,215	6,830,709	17,455,317	22,972,047
Add (subtract): (gain) loss on disposal of assets	(259,852)	(399,192)	(258,553)	(2,720,005)
Add (subtract): other (income) expense	(29,240)	(168,162)	(51,705)	17,392

Subtotal	1,226,624	16,964,173	33,599,978	55,979,193

Change to balance of purchased receivables	38,738,129	21,247,162	98,411,508	70,057,891

Non-cash revenue	(24,221)	(23,855)	(709,161)	(1,042,846)

Adjusted EBITDA	$39,940,532	$38,187,480	$131,302,325	$124,994,238

Cash collections	$90,748,442	$80,914,791	$282,033,813	$259,914,631
Other revenues, net	290,257	(921,662)	1,165,226	(293,922)
Operating expenses	(52,174,978)	(42,922,367)	(155,143,090)	(137,694,495)
Depreciation & amortization	1,073,957	1,115,587	3,242,223	3,061,371
Loss on sale of equipment	2,854	1,131	4,153	6,653

Adjusted EBITDA	$39,940,532	$38,187,480	$131,302,325	$124,994,238

Asset Acceptance Third Quarter 2007 Results
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Third Quarter 2007 Earnings Conference Call
Asset Acceptance Capital Corp. will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live Web cast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the Web cast will be available until November 6, 2008.
About Asset Acceptance Capital Corp.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.
Asset Acceptance Capital Corp. Safe Harbor Statement
This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. In addition, words such as “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, ability to achieve anticipated cost savings from office closings without the disruption of collections associated with the closing of these offices. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors

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should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

(Unaudited, Dollars in Millions, except
collections per account representative)	Q3'07	Q2'07	Q1'07	Q4'06	Q3'06

Total revenues	$52.6	$65.9	$67.3	$61.5	$59.2

Cash collections	$90.7	$95.4	$95.9	$81.0	$80.9

Operating expenses to cash collections	57.4%	54.1%	53.4%	56.2%	53.0%

Traditional call center collections	$41.0	$44.6	$47.4	$38.1	$37.2

Legal collections	$36.6	$37.8	$35.9	$32.2	$33.7

Other collections	$13.1	$13.0	$12.6	$10.7	$10.0

Amortization rate	42.7%	31.3%	30.3%	24.9%	26.2%

Collections on fully amortized portfolios	$21.3	$22.1	$18.5	$16.4	$15.8

Core amortization rate (Note 1)	55.7%	40.8%	37.6%	31.2%	32.6%

Investment in purchased receivables (Notes 2 & 3)	$35.3	$38.1	$36.4	$61.7	$27.1

Face value of purchased receivables (Notes 2 & 3)	$1,861.3	$1,119.8	$767.1	$2,500.2	$767.0

Average cost of purchased receivables (Notes 2 & 3)	1.90%	3.40%	4.74%	2.47%	3.54%

Number of purchased receivable portfolios (Note 3)	42	37	33	31	24

Collections per account representative FTE (Note 4)	$45,549	$49,458	$53,988	$42,208	$38,082

Average account representative FTE’s (Note 4)	916	922	897	872	936
Note 1: Core amortization rate is amortization divided by collections on non-fully amortized portfolios.
Note 2: All purchase data is adjusted for buybacks.
Note 3: Excludes the portfolios acquired through the PARC stock purchase in Q2 ‘06. The portfolio of accounts were valued at $8.3 million with a face value of $1.1 billion, or 0.75 percent of face value.
Note 4: Excludes PARC’s FTE account representatives for periods prior to January 1, 2007.

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Asset Acceptance Capital Corp.
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues
Purchased receivable revenues, net	$52,034,534	$59,691,484	$184,331,466	$190,899,586
Gain on sale of purchased receivables	262,706	400,323	262,706	2,726,658
Other revenues, net	290,257	(921,662)	1,165,226	(293,922)

Total revenues	52,587,497	59,170,145	185,759,398	193,332,322

Expenses
Salaries and benefits	20,046,294	19,357,233	63,447,328	63,241,247
Collections expense	26,229,213	19,381,522	73,008,203	58,572,652
Occupancy	2,380,040	2,288,531	7,027,068	6,718,019
Administrative	2,355,442	778,363	7,849,901	6,094,553
Restructuring charges	87,178	—	564,214	—
Depreciation and amortization	1,073,957	1,115,587	3,242,223	3,061,371
Loss on disposal of equipment	2,854	1,131	4,153	6,653

Total operating expenses	52,174,978	42,922,367	155,143,090	137,694,495

Income from operations	412,519	16,247,778	30,616,308	55,637,827
Other income (expense)
Interest income	193,832	614,687	415,956	1,818,868
Interest expense	(3,357,264)	(108,627)	(4,759,644)	(477,733)
Other	29,240	168,162	51,705	(17,392)

Income (loss) before income taxes	(2,721,673)	16,922,000	26,324,325	56,961,570
Income taxes (benefits)	(1,046,174)	6,221,182	9,869,406	21,251,811

Net income (loss)	$(1,675,499)	$10,700,818	$16,454,919	$35,709,759

Weighted-average number of shares:
Basic	30,568,041	36,858,417	33,173,613	37,094,454
Diluted	30,668,210	36,891,693	33,222,500	37,125,710
Earnings per common share outstanding:
Basic	$(0.05)	$0.29	$0.50	$0.96
Diluted	$(0.05)	$0.29	$0.50	$0.96

Dividend per common share	$2.45	$—	$2.45	$—

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Asset Acceptance Capital Corp.
Consolidated Statements of Financial Position
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS

Cash	$10,935,287	$11,307,451
Purchased receivables, net	311,467,403	300,840,508
Property and equipment, net	11,576,945	12,708,611
Goodwill	14,323,071	14,323,071
Income taxes receivable	3,508,252	3,235,426
Other assets	10,532,456	8,167,755

Total assets	$362,343,414	$350,582,822

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$4,557,997	$3,666,042
Accrued liabilities	16,615,356	13,026,622
Notes payable	162,625,000	17,000,000
Deferred tax liability, net	58,788,535	60,632,218
Capital lease obligations	30,219	79,821

Total liabilities	242,617,107	94,404,703

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares —33,119,597 and 37,225,275 at September 30, 2007 and December 31, 2006, respectively	331,196	372,253
Additional paid in capital	145,355,691	161,841,103
Retained earnings	15,516,644	134,244,500
Accumulated other comprehensive loss	(501,547)	—
Common stock in treasury; at cost, 2,551,556 and 2,505,160 shares at September 30, 2007 and December 31, 2006, respectively	(40,975,677)	(40,279,737)

Total stockholders’ equity	119,726,307	256,178,119

Total liabilities and stockholders’ equity	$362,343,414	$350,582,822

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Asset Acceptance Capital Corp.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2007	2006
Cash flows from operating activities
Net income	$16,454,919	$35,709,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,242,223	3,061,371
Deferred income taxes	(1,544,037)	(1,670,943)
Share-based compensation expense	1,203,717	1,313,746
Net impairment of purchased receivables	23,457,200	14,431,200
Non-cash revenue	(709,161)	(1,042,846)
Loss on disposal of equipment	4,153	6,653
Gain on sale of purchased receivables	(262,706)	(2,726,658)
Changes in assets and liabilities, net of effects from purchase of PARC in 2006:
Increase in accounts payable and other liabilities	3,679,496	2,310,283
(Increase) decrease in other assets	(2,701,457)	3,411,654
Increase in income taxes receivable	(272,826)	(869,382)

Net cash provided by operating activities	42,551,521	53,934,837

Cash flows from investing activities
Proceeds from the sale of purchased receivables	262,706	3,143,882
Investment in purchased receivables, net of buy backs	(108,329,242)	(71,572,821)
Principal collected on purchased receivables	74,954,308	55,626,691
Purchase of property and equipment	(2,052,351)	(5,114,932)
Proceeds from the sale of property and equipment	274,397	157,347
Purchase of investment securities	—	(14,935,010)
Payment for purchase of PARC, net of cash acquired	—	(14,675,912)

Net cash used in investing activities	(34,890,182)	(47,370,755)

Cash flows from financing activities
Repurchase of common stock	(78,717,201)	(20,116,476)
Proceeds received for treasury shares	—	283,350
Borrowings under notes payable	216,000,000	—
Repayment of notes payable	(70,375,000)	—
Cash dividends paid	(74,891,700)
Repayment of capital lease obligations	(49,602)	(105,367)
Repayment of bank and other secured debt assumed from PARC	—	(4,413,380)

Net cash used in financing activities	(8,033,503)	(24,351,873)

Net decrease in cash	(372,164)	(17,787,791)
Cash at beginning of period	11,307,451	50,518,934

Cash at end of period	$10,935,287	$32,731,143

Supplemental disclosure of cash flow information
Cash paid for interest	$3,500,176	$227,678
Cash paid for income taxes	$11,705,290	$23,780,241
Capital lease obligations incurred	$—	$24,797

Assumption of liabilities in conjunction with purchase of PARC:
Fair value of assets acquired less cash acquired	$—	$20,311,217
Cash paid for capital stock less cash acquired	—	(14,675,912)

Net liabilities assumed	$—	$5,635,305